                                                                 EXHIBIT (25)(b)

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(B)(2)_____

                            _______________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                            36-0899825
                                                       (I.R.S. employer
                                                     identification number)

One First National Plaza, Chicago, Illinois               60670-0126
(Address of principal executive offices)                  (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois  60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                             _____________________

                              BANPONCE CORPORATION
           (Exact name of co-registrant as specified in its charter)

     Puerto Rico
(State or other jurisdiction of                            66-0416582
incorporation or organization)                (IRS Employer Identification No.)

209 Munoz Rivera Avenue                                      00918
Hato Rey, Puerto Rico                                      (Zip Code)
(Address of Principal Executive Offices)

                         BANPONCE FINANCIAL CORPORATION
           (Exact name of co-registrant as specified in its charter)

     Delaware
(State or other jurisdiction of                             66-0476353
incorporation or organization)              (IRS Employer Identification No.)

c/o CT Corporation
1209 Orange Street                                           19801
Wilmington, Delaware                                     (Zip Code)
(Address of Principal Executive Offices)


                         Debt Securities and Guarantees
                      (Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISION AUTHORITY TO WHICH IT IS SUBJECT.

Comptroller of Currency, Washington, D. C., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C.

(b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

1. A copy of the articles of association of the trustee now in effect.*

2. A copy of the certificates of authority of the trustee to commence business.*

3. A copy of the authorization of the trustee to exercise corporate trust powers.*

4. A copy of the existing by-laws of the trustee.*

5. Not applicable.

6. The consent of the trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

* EXHIBITS 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 27th day of July, 1995.


                                            The First National Bank of Chicago,
                                            Trustee,


                                       By:  /s/ Melissa G. Weisman
                                          ---------------------------------
                                          Melissa G. Weisman
                                          Assistant Vice President

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(B) OF THE ACT


                                             July 27, 1995


Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture among BanPonce Corporation, BanPonce Financial Corporation and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                        Very truly yours,

                                        THE FIRST NATIONAL BANK OF CHICAGO



                                        By: /s/ Melissa G. Weisman
                                            --------------------------------
                                            Melissa G. Weisman
                                            Assistant Vice President

                                   EXHIBIT 7


    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:       The First National Bank of Chicago
                           Call Date: 3/31/95  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Suite 0460      Page RC-1
City, State  Zip:          Chicago, IL  60670-0460
FDIC Certificate No.:      0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                             C400           <-
                                                               DOLLAR AMOUNTS IN                         ------------   ----------
                                                                   THOUSANDS                    RCFD     BIL MIL THOU
                                                               ------------------               ----     ------------
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and
    currency and coin(1)  . . . . . . . . . . . . . . . . . .                                   0081       2,948,128         1.a.
    b. Interest-bearing balances(2) . . . . . . . . . . . . .                                   0071       8,482,108         1.b.
2.  Securities
    a. Held-to-maturity securities
    (from Schedule RC-B, column A)  . . . . . . . . . . . . .                                   1754         167,911         2.a.
    b. Available-for-sale securities
    (from Schedule RC-B, column D)  . . . . . . . . . . . . .                                   1773         540,011         2.b.
3.  Federal funds sold and securities
    purchased under agreements to resell in
    domestic offices of the bank and its Edge
    and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . .                                   0276       2,508,883         3.a.
    b. Securities purchased under agreements
    to resell . . . . . . . . . . . . . . . . . . . . . . . .                                   0277       1,422,695         3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned
    income (from Schedule RC-C) . . . . . . . . . . . . . . .   RCFD 2122 16,238,310                                         4.a.
    b. LESS: Allowance for loan and lease losses  . . . . . .   RCFD 3123    358,207                                         4.b.c.
    c. LESS: Allocated transfer risk reserve  . . . . . . . .   RCFD 3128          0                                         4.c.
    d. Loans and leases, net of unearned income,
    allowance, and reserve (item 4.a minus 4.b and 4.c) . . .                                   2125      15,880,103         4.d.
5.  Assets held in trading accounts . . . . . . . . . . . . .                                   3545      13,257,798         5.
6.  Premises and fixed assets (including
    capitalized leases) . . . . . . . . . . . . . . . . . . .                                   2145         516,827         6.
7.  Other real estate owned (from Schedule RC-M)  . . . . . .                                   2150          13,166         7.
8.  Investments in unconsolidated subsidiaries
    and associated companies (from Schedule RC-M) . . . . . .                                   2130          10,363         8.
9.  Customers' liability to this bank on
    acceptances outstanding . . . . . . . . . . . . . . . . .                                   2155         463,961         9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . . .                                   2143         119,715         10.
11. Other assets (from Schedule RC-F)   . . . . . . . . . . .                                   2160       1,346,941         11.
12. Total assets (sum of items 1 through 11)  . . . . . . . .                                   2170      47,678,610         12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:     The First National Bank of Chicago Call Date:
                         3/31/95 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460       Page RC-2
City, State  Zip:        Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                DOLLAR AMOUNTS IN
                                                                    THOUSANDS                            BIL MIL THOU
                                                                ----------------                         ------------
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of
         totals of columns A and C from Schedule
         RC-E, part 1)  . . . . . . . . . . . . . . . . . . .                           RCON 2200          14,675,401       13.a.
         (1) Noninterest-bearing(1) . . . . . . . . . . . . .   RCON 6631  5,498,690                                        13.a.(1)
         (2) Interest-bearing   . . . . . . . . . . . . . . .   RCON 6636  9,176,711                                        13.a.(2)
      b. In foreign offices, Edge and
         Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II) . . . . . . . . .                           RCFN 2200          11,809,645       13.b.
         (1) Noninterest bearing  . . . . . . . . . . . . . .   RCFN 6631    304,669                                        13.b.(1)
         (2) Interest-bearing     . . . . . . . . . . . . . .   RCFN 6636 11,504,976                                        13.b.(2)
14.   Federal funds purchased and
      securities sold under agreements
      to repurchase in domestic offices
      of the bank and of its Edge and
      Agreement subsidiaries, and in IBFs:
      a. Federal funds purchased  . . . . . . . . . . . . . .                           RCFD 0278           2,072,830       14.a.
      b. Securities sold under agreements
      to repurchase       . . . . . . . . . . . . . . . . . .                           RCFD 0279           1,484,164       14.b.
15.   a. Demand notes issued to the U.S. Treasury . . . . . .                           RCON 2840             103,138       15.a.
      b. Trading Liabilities  . . . . . . . . . . . . . . . .                           RCFD 3548           9,101,186       15.b.
16.   Other borrowed money:
      a. With original maturity of one year
      or less . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 2332           2,307,860       16.a.
      b. With original maturity of more
      than one year . . . . . . . . . . . . . . . . . . . . .                           RCFD 2333             506,476       16.b
17.   Mortgage indebtedness and obligations under
      capitalized leases  . . . . . . . . . . . . . . . . . .                           RCFD 2910             278,108       17.
18.   Bank's liability on acceptance
      executed and outstanding  . . . . . . . . . . . . . . .                           RCFD 2920             463,961       18.
19.   Subordinated notes and debentures . . . . . . . . . . .                           RCFD 3200           1,225,000       19.
20.   Other liabilities (from Schedule RC-G)  . . . . . . . .                           RCFD 2930             699,375       20.
21.   Total liabilities (sum of items 13
      through 20) . . . . . . . . . . . . . . . . . . . . . .                           RCFD 2948          44,727,144       21.
22.   Limited-Life preferred stock and
      related surplus . . . . . . . . . . . . . . . . . . . .                           RCFD 3282                   0       22.
EQUITY CAPITAL
23.   Perpetual preferred stock and related
      surplus . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 3838                   0       23.
24.   Common stock  . . . . . . . . . . . . . . . . . . . . .                           RCFD 3230             200,858       24.
25.   Surplus (exclude all surplus related to
      preferred stock)  . . . . . . . . . . . . . . . . . . .                           RCFD 3839           2,304,657       25.
26.   a. Undivided profits and capital reserves   . . . . . .                           RCFD 3632             447,916       26.a
      b. Net unrealized holding gains (losses) on available-
         for-sale securities  . . . . . . . . . . . . . . . .                           RCFD 8434              (2,165)      26.b
27.   Cumulative foreign currency translation adjustments . .                           RCFD 3284                 200       27.
28.   Total equity capital (sum of items 23 through 27) . . .                           RCFD 3210           2,951,466       28.
29.   Total liabilities, limited-life preferred stock,
      and equity capital (sum of items 21, 22, and 28)  . . .                           RCFD 3300          47,678,610       29.

Memorandum
To be reported only with the March Report of Condition.

1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                                                                                                   Number
      auditors as of any date during 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD  6724   N/A      M.1.



1 =      Independent audit of the bank conducted in accordance               4. =     Directors' examination of the bank
         with generally accepted auditing standards by a certified                    performed by other external auditors
         public accounting firm which submits a report on the bank                    (may be required by state chartering
2 =      Independent audit of the bank's parent holding company                       authority)
         conducted in accordance with generally accepted auditing             5 =     Review of the bank's financial statements by
         standards by a certified public accounting firm which                        external auditors
         submits a report on the consolidated holding company                 6 =     Compilation of the bank's financial
         (but not on the bank separately)                                             statements by external
3 =      Directors' examination of the bank conducted in                              auditors
         accordance with generally accepted auditing standards                7 =     Other audit procedures (excluding tax
         by a certified public accounting firm (may be required by                    preparation work)
         state chartering authority)                                          8 =     No external audit work



___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.